SCHEDULE 14A
                             (Rule 14a-101)
                        SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the Appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

               INTERNATIONAL GAME TECHNOLOGY
          (Name of Resistrant as Specified In Its Charter)

               Scott Shackelton, Corporate Controller
          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
  [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to
        Exchange Act Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exhange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

  (4) Proposed maximum aggregate value of transaction:

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

                       INTERNATIONAL GAME TECHNOLOGY

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             February 21, 1995

     The Annual Meeting of the Stockholders of International Game
Technology will be held at the Mirage Hotel and Casino, Ballroom
G on 3400 South Las Vegas Boulevard, Las Vegas, Nevada, on
Tuesday, February 21, 1995, at 1:30 p.m., local time, for the purpose of considering and voting on:

          (1)  Election of eight directors for the ensuing year
(the Board of Director's nominees are named in the accompanying
Proxy Statement); and

          (2) Such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed December 30, 1994 as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Corporation of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Brian McKay
                              Secretary
Reno, Nevada
January 9, 1995

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THIS PURPOSE. YOUR SIGNED PROXY IS THE ONLY WAY YOUR SHARES CAN BE COUNTED IN THE VOTE UNLESS YOU PERSONALLY CAST A BALLOT AT THE MEETING.

                        INTERNATIONAL GAME TECHNOLOGY

                                PROXY STATEMENT

                         INFORMATION REGARDING PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Game Technology (together with its subsidiaries, as the context may require, hereinafter called the "Corporation") to be voted at the Annual Meeting of Stockholders on Tuesday, February 21, 1995, and at any and all adjournments thereof.

     Solicitation of proxies by mail is expected to commence on or about January 20, 1995 and the cost thereof will be borne by the Corporation. In addition to such solicitation by mail, some of the officers and regular employees of the Corporation may solicit, without extra compensation, proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Corporation for postage and clerical expense in doing so.

     Proxies may be revoked at any time prior to the exercise thereof by giving written notice to the Corporation or by a later dated proxy executed by the person executing the prior proxy and filed with the Corporation or otherwise presented at the meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. If the accompanying proxy card is signed and returned to the Corporation, and not revoked, it will be voted in accordance with instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR election of the nominees named herein as directors.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or represent "broker non-votes" as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters). Shares referred to as "broker non-votes" are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter.

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card such person's lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e. as a vote FOR the director nominees named therein).

     The executive offices of the Corporation are located at 5270
Neil Road, Reno, Nevada 89502.

                               VOTING SECURITIES

     The securities of the Corporation entitled to be voted at the meeting consist of shares of its Common Stock, $0.000625 par value, of which 132,426,723 shares were issued and outstanding at the close of business on December 30, 1994. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting.

     The shares of Common Stock are entitled to one vote per share but do not have cumulative voting rights and, therefore, a majority of the outstanding shares entitled to vote has the power to elect all directors. Directors of the Corporation who have been nominated for re-election and the executive officers of the Corporation collectively have the power to vote 3,910,735 shares as of the record date (2.95% of the outstanding shares as of the record date) and have indicated that they currently intend to vote such shares in favor of each of management's nominees to serve as directors.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporation by September 26, 1995 to be considered for inclusion in the Corporation's proxy statement relating to that meeting.

                      PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth the information as of December 30, 1994 with respect to the beneficial ownership of the Corporation's Common Stock by the principal stockholders, all directors, and all officers and directors of the Corporation as a group.


Names and Addresses of                       Shares Beneficially Owned
Beneficial Owners                            Number1           Percent2
Wilbur K. Keating
8 Comstock Circle
Carson City, Nevada  89701 . . . . . . .        9,384                  -

Claudine B. Williams
3475 Las Vegas Boulevard South
Las Vegas, Nevada  89109 . . . . . . . .      139,606               0.11

Albert J. Crosson
1645 West Valencia Drive
Fullerton, California  92633 . . . . . .      257,999               0.19

Charles N. Mathewson
5270 Neil Road
Reno, Nevada  89502. . . . . . . . . . .    2,653,194               2.00

John J. Russell
5270 Neil Road
Reno, Nevada  89502. . . . . . . . . . .      427,469               0.32

Warren L. Nelson
Post Office Box 3196
Reno, Nevada  89505. . . . . . . . . . .      438,047               0.33

Frederick B. Rentschler
5945 East Sage Drive
Scottsdale, Arizona  85253 . . . . . . .        7,999                  -

Rockwell A. Schnabel
355 So. Grand Ave., Suite 4295
Los Angeles, CA 90071. . . . . . . . . .        5,500                  -

All officers and directors
as group (19 persons). . . . . . . . . .    4,700,600               3.53
_____________________
<F1>
1  Includes shares which may be purchased upon exercise of options which are exercisable within 60 days of December 30, 1994.

<F2>
2 Any securities not outstanding which are subject to options or conversion privileges which are exercisable within 60 days of December 30, 1994 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

                            ELECTION OF DIRECTORS

  Eight directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until a successor is elected. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the eight persons named below as nominees. All of the nominees are at present directors of the Corporation. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

  The following table sets forth for each nominee for election as a director his or her name, all positions with the Corporation held by him or her and his or her principal occupation:


Director
Name                       Age         Since

Charles N. Mathewson       66          1985

Mr. Mathewson was appointed to fill a vacancy on the Corporation's Board of Directors in 1985 and was named Chairman in February 1986. In December 1986, Mr. Mathewson was appointed President and Chief Executive Officer and resigned as Chairman of the Board. Mr. Mathewson resumed the position as Chairman of the Board and resigned as President in February 1988, and Chief Executive Officer in June 1993.
He received his Bachelor of Finance degree from the University of Southern California in 1953 and graduated from the University of California Management Program in 1960. He served as Senior Executive Vice President and a
Director of Jefferies and Co. from 1968 to 1971, Chairman of the Board of Arden Mayfair Inc. from 1971 to 1974, and Chairman of the Board of Wagenseller & Durst from 1978 to 1979. From
1980 until February 1986, Mr. Mathewson was a general partner of Management Advisors Associates, a partnership engaged in investment and business consulting. Mr.
Mathewson is a member of the Board of Directors of Baron
Asset Fund, and a member of the Board of Directors of Fel Cor
Suite Hotels.  He is also Chairman of the American Gaming Association.


Warren L. Nelson          82          1983

Mr. Nelson joined the Corporation as a Director in February 1983. Since coming to Nevada in 1936, Mr. Nelson has been actively involved in the gaming industry, holding various management positions in several gaming establishments in the State.
Since its inception in November 1961, Mr. Nelson has been an owner and actively involved in the management of the Club Cal Neva, a casino located in Reno, Nevada. He has previously served under three Nevada governors on the Nevada Gaming Policy Committee.


Wilbur K. Keating          63          1987

Mr. Keating was elected a Director in May 1987. He received his degree in Business Management from the University of Colorado in 1956. He is the Chief Executive Officer of the Nevada Public Employees Retirement System, a position he has held since 1974.


Claudine B. Williams       73          1988

Ms. Williams was elected a Director in May 1988. In 1965, she began operating the Silver Slipper Casino in Las Vegas, and opened the Holiday Casino in 1973. Ms. Williams served as Past-President, General Manager and as Chairman of the Board. Ms. Williams currently serves as Chairman of the Board of the American Bank of Commerce, and the Chairman of the Board of Harrah's Las Vegas (formerly the Holiday Casino). On the Nevada state level, she was appointed a Member of the Nevada State Board of Equalization, a position in which she served for six years.
Ms. Williams was appointed a Member of the Nevada Commission on Tourism in 1984 and was re-appointed in 1987 and 1990. In
January 1988, she was appointed a Member of the California-Nevada Super Speed Ground Transportation Commission. In 1985, Ms. Williams was elected to serve on the Board of Directors of the Las Vegas Convention and Visitors Authority, and served as its Secretary/ Treasurer. She also served on the Board of Directors of the Las Vegas Chamber of Commerce for eight years and was Chairman for one term.


Albert J. Crosson          64           1988

Mr. Crosson was elected to the Corporation's Board of Directors in May 1988. Since January 1993, Mr. Crosson has been President and Chief Operating Officer of ConAgra Grocery Products Companies. From 1986 to January 1993, he was President of Hunt-Wesson Foods,
Inc., a ConAgra Company. Prior to 1986, he was Executive Vice President for Hunt-Wesson, Inc., and President of Arden Mayfair.


John J. Russell            65           1990

Mr. Russell was appointed to the Board in January 1990 to fill a new position on the Board. Mr. Russell joined the Corporation as Senior Vice President in February 1986, was named Executive
Vice President in June 1987 and President in February 1988. He was named Chief Executive Officer of the Corporation in June 1993. Mr. Russell served as President of Gabler, Russell & Company, Inc., a firm of business consultants, from 1959 to 1986. Mr. Russell began his business career in 1948 in the wholesale distribution and brokerage business.


Frederick B. Rentschler    55           1992

Mr. Rentschler was appointed to the Board of Directors in May 1992 to fill a vacancy on the Board. Prior to his retirement in 1991, Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines from 1990 to 1991. Prior to those positions, Mr. Rentschler served as President and Chief Executive Officer of Beatrice Company from 1988 to 1990, as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1988, as President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984 and President of Armour-Dial from 1977 to 1980.
Mr. Rentschler is a member of the Board of Directors of the Salk Institute, La Jolla, California and the Woods Hole Oceanographic Institute of Cape Cod.


Rockwell A. Schnabel       57           1994

Mr. Schnabel was elected a Director in September 1994.  Mr.
Schnabel is founder and co-chairman of Trident Capital, Inc., a private equity investment firm. He also serves as president of the Board of Commissioners for the Los Angeles Fire and Police Pension Board, which oversees investments of over $5 billion in pension funds. He is the former Deputy Secretary of the U.S. Department of Commerce in Washington, D.C., and also served as the department's Acting Secretary. Mr. Schnabel previously served as the U.S. Ambassador to Finland and as President of Bateman Eichler Hill Richards (member N.Y.S.E.) (Kemper Securities). He is presently serving on the boards of directors of Cypress Amax Minerals Company and Amax Gold, Inc.

              BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors held four meetings during fiscal 1994.
Each outside director receives a $10,000 annual fee and a fee of $600 per meeting for attendance at meetings of the Board. Directors who are employees of the Corporation are not paid any fees or additional remuneration for service as members of the Board or its Committees. Each non-employee director receives non-qualified stock options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors. Additionally, every year thereafter, including 1995, each non-employee director, including each of the current non-employee directors, will receive non-qualified stock options to purchase 4,000 shares of Common Stock upon his or her re-election to the Board. Each non-employee director, other than Mr. Schnabel, received non-qualified stock options to purchase 4,000 shares of Common Stock in fiscal 1994 at an exercise price of $28.50 per share. Mr. Schnabel was granted options to purchase 10,000 shares of Common Stock upon his election to the Board of Directors in September 1994 at an exercise price of $21.38 per share.

  The Board of Directors has an Executive Committee (comprised of
Ms. Williams and Messrs. Nelson and Mathewson) which did not hold any meetings during fiscal 1994. Except for certain powers which under Nevada law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Corporation between meetings of the Board of Directors.

  The Corporation has an Audit Committee consisting of Messrs. Crosson and Keating. The Audit Committee held two meetings during fiscal 1994. The Audit Committee has responsibility for consulting with the Corporation's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

  During fiscal 1994, each director attended at least 75% of the aggregate of the number of meetings of the Board and respective Committees on which he or she served while a member thereof with the exception of Mr. Keating who did not attend two of the four meetings of the Board of Directors. The Board of Directors does not have a nominating committee.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has a Compensation Committee. During fiscal 1994, Ms. Williams and Messrs. Crosson and Nelson served as members of the Compensation Committee. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Corporation's overall compensation programs, and administration of certain of the Corporation's incentive compensation programs. The Compensation Committee held two meetings in fiscal 1994 and acted by unanimous written consent nineteen times in fiscal 1994. See "Certain Relationships and Related Transactions" for a discussion of certain relationships between the Corporation and certain businesses affiliated with Mr. Nelson and Ms. Williams.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
                                               Long-Term
                                             Compensation
                                                Awards
                                              Securities
Name and            Annual Compensation        Underlying
Principal                 Salary    Bonus       Options          All Other
Position          Year    (A)       (A)        Granted#(B)    Compensation(C)

John J. Russell   1994  $287,706  $283,884         6,084            $71,706
President/Chief   1993   230,000   323,750       210,278             72,294
Executive         1992   210,000   265,500             -             68,945
Officer

Robert M.         1994   175,030   175,000         4,187             56,365
  McMonigle       1993   164,692   222,000         7,830             55,369
Executive Vice    1992   156,212   200,000        10,000             60,316
President,
Corporate Relations

Robert Bittman    1994   160,144   175,000        28,449             50,397
Vice President    1993   132,519   180,500        30,878             45,871
Corporate         1992   124,269   150,000             -             41,054
Marketing
& President IGT-
North America

Raymond D. Pike   1994   158,279   160,000        13,798             44,488
Executive Vice    1993   147,966   206,500        17,120             46,072
President,        1992   137,700   182,000             -             49,208
Corporate Development

G. Thomas Baker   1994   151,906   156,000        13,680             43,114
Executive Vice    1993   142,577   202,500        16,454             42,437
President,        1992   135,274   165,000             -             35,478
Finance, Chief
Financial Officer
& Treasurer
_____________________________
<F1>
(A)  Amounts shown include cash compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 1993.

<F2>
(B) The Corporation has not issued stock appreciation rights or restricted stock awards.

<F3>
(C) Amounts shown represent contributions by the Corporation to the accounts of the identified executive officers under the Corporation's qualified profit sharing plan and payments under the Corporation's
     Cash Sharing Plan.  See "Qualified Profit Sharing Plan" and "Cash
          Sharing Plan" for a description of these plans.

Options

          The table below sets forth certain information regarding options granted to the five most highly compensated executive officers of the Corporation during fiscal 1994.

Option Grants In Last Fiscal Year

                              Individual Grants

                  Number of       Percent of                       Potential Realizable Value
                 Securities         Total                           at Assumed Annual Rates
                 Underlying        Options       Exercise               of Stock Price
                  Options         Granted to     or Base               Appreciation for
                  Granted        Employees in     Price    Expiration    Option Term
Name              (#) (A)        Fiscal Year     ($/SH)      Date      5%(A)   10%(A)
John J. Russell   6,084            0.68%         $28.38    01/03/04    $105,568 $275,133

Robert N.
McMonigle         4,187            0.47%          28.38    01/03/04      74,717  189,346

Robert A. Bittman 3,449            0.39%          28.38    01/03/04      61,547  155,972
                 25,000            2.80%          22.25    05/31/04     349,823  886,519

Raymond D. Pike   3,798            0.43%          28.38    01/03/04      67,775  171,755
                 10,000            1.12%          22.25    05/31/04     139,929  354,608

G. Thomas Baker   3,680            0.41%          28.38    01/03/04      65,669  166,419
                 10,000            1.12%          22.25    05/31/04     139,929  354,608

<F1>
(A) Such options have a ten year term and are generally exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

Option Exercises and Year End Value Table

              Aggregated Option Exercises In Last Fiscal Year
                     and Fiscal Year-End Option Values

                                    Number of                 Value of
            Options Exercised       Securities               Unexercised
             in Fiscal 1994         Underlying              In-The-Money
            Shares                  Unexercised                Options
           Acquired    Value          Options                    at
              on     Realized       at 09/30/94              09/30/94(A)
Name        Exercise  ($)(A)  Exercisable Unexercisable  Exercisable Unexercisable
John J.
 Russell         -          -   266,274     114,306        $2,604,393  $   -

Robert N.
 McMonigle  12,664   $411,957    70,006      86,451         1,183,113   1,227,701

Robert A.
 Bittman         -          -    51,818     107,551           798,778     892,901

Raymond D.
 Pike       47,370  1,136,335     2,000      59,494                 -     468,701

G. Thomas
 Baker       9,000    216,197   106,787      58,843         1,808,833     468,701
_____________________
<F1>
(A)  Market value of the underlying securities at exercise date or year-
     end, as the case may be, minus the exercise price of "in-the-money"
     options.

Employee Profit Sharing Plan

     In 1980, the Company adopted a qualified profit sharing retirement plan for its employees working in the United States. Company contributions to the plan are at the sole discretion of the Company's Board of Directors. Benefits vest over a seven-year period of employment. Under a discretionary program effective January 1, 1986, and reviewable by the Board annually, contributions are based on 5% of annual consolidated pre-tax operating profits (excluding IGT-Australia) above a set minimum. Effective for fiscal 1994, the minimum pre-tax operating profit was $78,700,000 before any allocation to the Plan.

     Effective January 1, 1993, the Company offered a 401(k) retirement plan contribution matching program. Under the plan agreement, the Company matches 100% of employee contributions up to $500 and an additional 50% of the next $500 contributed by the employee. This allows for maximum annual Company contributions of $750 to each employee's 401(k) account. The employees will be 100% vested in Company contributions at the date the contribution is made.

     A cash sharing plan was adopted effective January 1, 1986, in which 5% of annual consolidated pre-tax operating profits (excluding IGT-Australia) in excess of $78,700,000 for 1994 was distributed to United States and European employees on a semiannual basis. Contributions to the plan are reviewed annually by the Board.

Employment Contracts

     Pursuant to an employment agreement dated March 23, 1994 between the Corporation and Mr. Mathewson, the Corporation has agreed to pay
Mr. Mathewson a base salary of $260,000 per year and an annual bonus. The agreement also provides that the Corporation will pay Mr. Mathewson severance pay, if he is discharged without cause, in an amount equal to three months of salary for each full year of employment since February 1986, with a minimum payment of one year of salary and a maximum payment of two years of salary. In 1994, Mr. Mathewson elected to discontinue receiving his base salary.

     Pursuant to an employment agreement dated May 24, 1994 between the Corporation and Mr. Russell, the Corporation has agreed to pay Mr. Russell a base salary of $300,000 per year, an annual bonus and severance pay based on the same formula applicable for Mr. Mathewson.

     David P. Hanlon was appointed President and Chief Operating Officer of the Corporation effective January 1, 1995. The Corporation expects to enter into an employment agreement with Mr. Hanlon which will provide for a base salary of $450,000 per year and a management bonus arrangement which the Corporation anticipates will result in a cash bonus award of approximately $550,000 during his first year of employment. Mr. Hanlon has also received an award of stock options to purchase 500,000 shares of Common Stock of the Corporation at an exercise price equal to the fair market value on date of grant. The options, subject to certain provisions regarding early acceleration will vest at the rate of 20% per year over five years.


THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of the Corporation's overall compensation programs, and administration of certain of the Corporation's incentive compensation programs.

     Compensation Philosophy: Generally, the Corporation's compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing performance based components of the Corporation's compensation programs. In furtherance of this philosophy, the Corporation has instituted a policy that, when appropriate, a significant portion of total annual compensation of its officers be based upon quantifiable financial
performance criteria.   For example, the cash bonuses received by the
executive officers named in the Summary Compensation Table under the Corporation's Management Bonus Program comprised on average approximately 50.5% of their total salary and bonus compensation for fiscal 1994. The Committee also takes into account various qualitative indicators of corporate and individual performance in determining the level and composition of the base salary and compensation awards for the executive officers of the Corporation.

     Executive Compensation: The Corporation's Management Bonus Program is a cash-based incentive program, and for fiscal year 1994 was based on the level of the Corporation's income from operations in excess of a specified amount. Income from operations for fiscal 1994 increased 31.7% over the prior year. Individual cash bonus awards for executive officers other than the Chief Executive Officer were determined by the Chief Executive Officer based on each officers' individual performance and on the specified financial performance criteria described above.

     Executive officers also participate in benefit plans available to employees generally, including a qualified Profit Sharing/401(k) Plan, and an employee cash-based incentive bonus plan (Cash-Sharing Plan) which provides for bi-annual cash bonuses based on corporate profitability.

     Long-term incentive for key personnel of the Corporation, including the executive officers, is realized through stock option awards under the Stock Option Plan for Key Employees of International Game Technology and the International Game Technology 1993 Stock Option Plan (the "Stock Option Plans"), both previously approved by shareholders of the Corporation.
Stock options are priced at the fair market value of the common stock of the Corporation on the date of grant, and typically vest at the rate of twenty percent (20%) per year over five (5) years with exercisability dependent on continued employment. During fiscal year 1994, all executive officers received a stock option award under the Stock Option Plans as part of their total annual compensation. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based on individual current performance, assumption of significant responsibilities, anticipated future contribution, and/or ability to impact overall corporate and/or business unit financial results.

     To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits, specifically in light of
Section 162(m) of the Internal Revenue Code. For the near term, executive compensation paid to the Corporation's executive officers is expected to remain tax deductible under Section 162(m). However, because interpretations and changes in the tax laws and other factors beyond the Committee's control may effect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible. The Committee will continuously consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Chief Executive Compensation: During fiscal year 1994, Mr. Russell, President and Chief Executive Officer of the Corporation, received a base salary of $265,000 per annum through June 30, 1994 pursuant to an employment contract dated June 1, 1993. Effective July 1, 1994, Mr. Russell's base salary was increased to $300,000 per annum by amendment of his employment agreement. On January 3, 1994, Mr. Russell received an award of a stock option to acquire 6,084 shares of the Corporation' common stock vesting over a five year period. For fiscal 1994, the Committee approved a cash bonus award of $283,884 to Mr. Russell under the Corporation's 1994 Management Bonus Program pursuant to the same policies and procedures used to determine cash bonuses for all executive officers during fiscal year 1994.

     The Committee believes that the level and composition of Mr. Russell's compensation during fiscal 1994 are appropriate, and consistent with the compensation philosophy of the Committee as set forth in this report.

                         COMPENSATION COMMITTEE

                         Albert J. Crosson, Chair
                         Warren L. Nelson
                         Claudine B. Williams

Comparison of Five Year Cumulative Total Return Among International Game
Technology, Peer Group and S&P 500*


                      9/89      9/90     9/91      9/92      9/93     9/94

IGT                   100       91       325       1043      2045     1063
Peer Group**          100       33       151        169       228      155
S&P 500               100       86       119        132       149      149

<F1>
* $100 invested on 9/30/89 in the Corporation's stock and in S&P 500 and Gaming Peer Group. Total return includes reinvestment of dividends (if applicable). Returns for the Corporation are not necessarily indicative of future performance. Dates are for fiscal years ending on September 30 in each of the years indicated.

<F2>
**Gaming Peer Group includes: WMS Industries, Inc. from 1989 through 1994,
Bally Gaming International Inc. from 1991 (in 1991 Bally Gaming
International Inc., became a publicly traded company) through 1994, Video
Lottery Technologies, Inc. from 1990 (in 1990, Video Lottery Technologies,
Inc. became publicly traded) through 1994. Each Peer Group company is engaged in the manufacture and sale of gaming products.

                 EXECUTIVE OFFICERS
     The following table sets forth the names and ages of the executive officers of the Corporation (each of whom serves at the pleasure of the Board of Directors), all positions held with the Corporation by each individual, and a description of the business experience of each individual for at least the past five years.

Name                          Age       Title
Charles N. Mathewson . . . .   66      Chairman of the Board of Directors

John J. Russell. . . . . . .   65      Director and Chief Executive
                                       Officer

David P. Hanlon. . . . . . .   50      President and Chief Operating
                                       Officer

Robert A. Bittman. . . . . .   40      President IGT-North America and
                                       Vice President Corporate Marketing

James J. Krejci . . . .. . .   52      President, IGT International

G. Thomas Baker. . . . . . .   52      Executive Vice President Finance,
                                       Chief Financial Officer and
                                       Treasurer

Robert M. McMonigle. . . . .   50      Executive Vice President, Corporate
                                       Relations

Raymond D. Pike. . . . . . .   47      Executive Vice President,
                                       Corporate Development

Robert Z. Watts . . .  . . .   53      Senior Vice President, Corporate
                                       Research and Development

Anthony Ciorciari. . . . . .   47      Vice President, Corporate
                                       Operations

Brian McKay. . . . . . . . .   49      Vice President, General Counsel and
                                       Corporate Secretary

Donald C. Miller, Sr . . . .   55      Vice President, Information
                                       Technology and Chief Information
                                       Officer

For a description of Messrs. Mathewson's and Russell's business experience, see "Election of Directors."

     Mr. Hanlon joined the Company effective January 1, 1995 as President and Chief Operating Officer. Mr. Hanlon has more than 16 years of experience in the gaming and hospitality industry including executive positions with Caesars from 1978 to 1984; Harrah's from 1984 to 1988; and Resorts International, Inc. where he served as President and Chief Executive Officer from 1988 to 1993. He spent the past year as a gaming consultant and casino project developer operating both nationally and internationally. Mr. Hanlon holds degrees from Cornell University, and the University of Pennsylvania (Wharton) and also completed the Harvard Advanced Management Program.

     Mr. Bittman joined the Corporation in October 1985 as a Marketing Research Analyst. In November 1985, Mr. Bittman was named Director of Marketing. He was named Vice President of Marketing in 1988. In August of 1993, Mr. Bittman was promoted to President of IGT-North America, a division of IGT. In addition to his role as President of IGT-North America, Mr. Bittman was named Vice President, Corporate Marketing in 1994. Prior to joining the Corporation, Mr. Bittman worked five years in all phases of slot management at Caesars Tahoe, including two years as Director of Slot Operations.

     Mr. Krejci joined the Corporation in May 1994 as President, IGT-International, a division of IGT. Prior to joining IGT, Mr. Krejci was employed by Jones International, Ltd. concurrently holding the following positions: Group Vice President, Jones International, Ltd.; Vice President and Director, Jones Intercable, Inc.; President, Jones Futurex, Inc.; President, Jones Lightwave, Ltd.; Chief Executive Officer, Jones Information Management, Inc.; and President, Jones Satellite Programming, Inc. and held these positions from 1985 to 1994. At Jones International, Ltd., Mr. Krejci also held the positions of President Sky Merchant from 1986 to 1988 and President of Mind Extension University, Ltd., and Galactic Radio, Ltd., from 1988 to 1991, at Jones International, Ltd. Jones International Ltd's. primary businesses include telecommunications, cable television and cable television programming. Prior to Jones International, Mr. Krejci held the position of President, B-D Labware, a Division of Becton-Dickinson, Inc. from 1979 to 1985. Mr. Krejci also has held positions at General Electric and the 3M Company. Mr. Krejci graduated from the University of Wisconsin with a Bachelor of Science degree in Chemical Engineering and an Masters of Business Administration.

     Mr. Baker joined the Corporation in September 1988 as its Vice President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer of the Corporation. He was named Executive Vice President, Corporate Finance, Chief Financial Officer and Treasurer in September 1993. Prior to his current position, from August 1985 to September 1988, he was Chief Financial Officer for Evans Rents, an upscale furniture rental company in Los Angeles, California. From April 1979 until August 1985, Mr. Baker was the Chief Financial Officer at Aurora Productions, an independent motion picture production company in Los Angeles, California.

     Mr. McMonigle joined the Corporation as a Sales Manager for IGT in March of 1986. From April 1987 until October 1989, Mr. McMonigle was the Director of Sales for IGT and from October 1989 until September 1991 he was Vice President-Sales of the Corporation. From September 1991 to September 1993 he served as Executive Vice President of Sales for the Corporation.
In September 1993, Mr. McMonigle was promoted to Executive Vice President, Corporate Relations for the Corporation. Prior to joining the Corporation, from September 1984 through March 1986, Mr. McMonigle served as Regional Sales Manager at American Protective Services located in Oakland, California. From March 1979 through July 1984, Mr. McMonigle was employed by ARA Services, Inc. as Regional Vice President in Los Angeles, and prior to that was employed from 1975 to 1979 as Director of Circulation for Straight Arrow Publishing in New York, publishers of "Rolling Stone" and "Outside" magazines. Prior to that, Mr. McMonigle was with Readers Digest in Pleasantville, New York. Mr. McMonigle is a graduate of Southeast Missouri State University with a Bachelor's Degree in Business Administration.

     Mr. Pike joined the Corporation as its General Counsel in December 1980 and served as its Chief Counsel and Secretary from June 1981 until January 1994, was named Vice President in 1983, Senior Vice President in February 1988, and Executive Vice President, Corporate Development for the Corporation in September 1993. He is currently a Trustee of the International Association of Gaming Attorneys and the National Council on Problem Gaming. He received his law degree from Boalt Hall, the University of California, Berkeley, in 1973. From September 1974 to December 1977, Mr. Pike was an Assistant United States Attorney for the District of Nevada. He then spent one year in the private practice of law as an associate with Lionel Sawyer & Collins before becoming the Deputy Attorney General for the State of Nevada/Chief of the Gaming Division. He held the latter position from December 1978 until joining the Corporation in December 1980. In December 1994, Mr. Pike was appointed a Director of Radica Games Limited, a publicly held company.

     Mr. Watts joined IGT as the Senior Vice President of Corporate Research and Development in January, 1994. Prior to joining IGT, Mr. Watts was the Director of Worldwide Software Manufacturing Development at IBM Corporation. In his 24-year career at IBM, he was a technical and business executive responsible for the worldwide introduction of hardware and software products and services utilizing a broad range of technologies and disciplines. Mr. Watts holds patents in the data processing field. He has a Bachelor of Science in Electronic Engineering and Computer Science as well as a Bachelor of Science in Business Administration from the University of Colorado.

     Mr. Ciorciari joined the Corporation as Vice President of Corporate Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. He has more than 26 years experience in U.S. and international manufacturing at Digital Equipment Corporation. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque New Mexico and Chihuahua, Mexico. In this position, he was responsible for approximately 1,600 people and the manufacturing and supply of the Digital's workstation and systems product lines.

     Mr. McKay joined the Corporation in January 1994 as General Counsel and Corporate Secretary. In June 1994, he was promoted to Vice President General Counsel and Corporate Secretary. From 1982 to 1990, Mr. McKay served two terms as Nevada's Attorney General, during which time he also served as Chairman of the Conference of Western Attorneys General. From 1990 to 1993, Mr. McKay was a partner in the administrative law and litigation departments of the law firm of Lionel Sawyer & Collins in Reno, Nevada. Mr. McKay serves as Chairman of the Nevada Republican Party, and is a member of the Board of Trustees of the International Association of Gaming Attorneys. Mr. McKay was a Deputy Attorney General for the State of Nevada from 1975 to 1979. Mr. McKay received his law degree in 1974 from Albany Law School of Union University.

     Mr. Miller joined the Corporation in December, 1993, as Manager of Quality Assurance in Corporate Research and Development. In March, 1994, Mr. Miller was named Vice President of Information Technology and Chief Information Officer for the Corporation. During 1992 and 1993, Mr. Miller was Director of Technical Operations and Consultant to the President of Cadam, Inc. and Altium, Inc., both involved in the development of complex industrial software products. Mr. Miller spent 29 years with IBM at various locations in the U.S. and in France before taking early retirement in 1992. Mr. Miller directed Research and Development for products that included complex large systems software, private branch exchange systems, and data base storage. His last assignment at IBM was as the General Manager of Qronos, Inc., an acquired industrial software company in Santa Clara, California. Mr. Miller received a Bachelor of Science from Columbia University in 1961 and has completed Graduate and Executive programs at Harvard, University of California, Los Angeles, and the University of Virginia.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     The following reports filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to the fiscal year ended September 30, 1994, were not filed on a timely basis: a Form 4 reporting the transfer between September 1990 through March 1993 of a total of 20,000 shares (adjusted for stock splits) from Warren L. Nelson into the Warren L. Nelson and Norma K. Nelson 1979 Living Trust of which Mr. Nelson is a trustee; and a Form 4 reporting a charitable gift by Warren L. Nelson of 1,000 shares during August of 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Nelson, a member of the Corporation's Board of Directors, is an officer of and has an equity interest in a Nevada gaming business from which the Corporation recognized revenues of $1,486,000 for the fiscal year ended September 30, 1994. The Corporation had contracts and accounts receivable balances from this customer of $110,000 at September 30, 1994. During the fiscal year ended September 30, 1994, the largest amount of the Corporation's contract receivable balance from such customer was $826,000. Mr. Nelson is also a director and officer of the parent corporation to nine additional gaming businesses in the United States. The Corporation recognized revenues from these businesses of $30,227,000 for the fiscal year ended September 30, 1994. The Corporation had contracts and accounts receivable balances from these businesses of $9,550,000 as of September 30, 1994. During the fiscal year ended September 30, 1994, the largest amount of the Corporation's contract receivable balances from these customers was $5,186,000.

     Ms. Williams, a member of the Corporation's Board of Directors, is the Chairman of the Board of a Nevada gaming business from which the Corporation recognized revenues of $5,132,000 for the fiscal year ended September 30, 1994. The Corporation had contracts and accounts receivable balances from this business of $1,150,000 at September 30, 1994.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation has selected Deloitte & Touche LLP as its independent accountants for the year ended September 30, 1995.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make an appropriate statement and will respond to appropriate questions.

                                GENERAL

    The Corporation's Annual Report to Stockholders, containing audited financial statements, accompanies this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the notice and described in the Proxy Statement. If, however, any matter incident to the conduct of the meeting or other business shall properly come before the meeting, it is intended that the proxies will be voted in respect of any such matters or other business in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Brian McKay
                                   Secretary

Reno, Nevada
January 9, 1995

PROXY           INTERNATIONAL GAME TECHNOLOGY           PROXY

        ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 21 1995


     The undersigned hereby appoints Charles N. Mathewson, Raymond D. Pike and Brian McKay, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held February 21, 1995 at 1:30,
Pacific Standard Time, at the Mirage Hotel and Casino, Ballroom G on
3400 South Las Vegas Boulevard, Las Vegas, Nevada, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as follows:

     Proposals of Management - the Board of Directors recommends a vote FOR Item (1).

    (1) ELECTION OF DIRECTORS
FOR all nominees listed below (ex-          WITHHOLD AUTHORITY to
cept as marked to the contrary below)       vote for all nominees listed below

(INSTRUCTION:     To withhold authority to vote for any individual nominee
                  strike a line through the nominee's name in the list below.)

Albert J. Crosson         Warren L. Nelson              Rockwell A. Schnabel
Wilbur K. Keating         Frederick B. Rentschler       Claudine B. Williams
Charles N. Mathewson      John J. Russell



    (2) In their discretion, upon such other matters as may properly come before the meeting.

     PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE


                                      Dated ________________________, 1995

                                      Signature of stockholder should
                                      correspond exactly with the name shown
                                      below.  Corporate officers, attorneys,
                                      trustees, executors, administrators,
                                      guardians, and others should designate
                                      their full titles.  Joint owners should
                                      each sign.


                                      ________________________________________
                                      Signature



                                      ________________________________________
                                      Signature



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.